Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:	David Christensen, CFO
507-387-3355
Jennifer Spaude, Investor Relations
507-386-3765

HickoryTech Reports Fourth Quarter and Full-Year 2010 Results
Net Income increased 48 percent, Revenue up 9 percent

MANKATO, Minn., February 28, 2011—HickoryTech Corporation (Nasdaq: HTCO) today reported fourth quarter fiscal 2010 operating revenue of $41.8 million, an increase of 9 percent from the $38.3 million reported one year ago.  Fourth quarter net income totaled $2.1 million, or 16 cents per diluted share, a 48 percent increase from the $1.4 million, or 11 cents per diluted share, reported in the comparable quarter in 2009.

“Our fourth quarter was as dynamic as the previous two quarters,” said John Finke, HickoryTech’s president and chief executive officer.  “We are very pleased with the recent completion of our network expansion to the Dakotas and in Des Moines, Iowa.  Additionally, we experienced three consecutive quarters of solid sales volume in fiber and data, equipment and broadband services supporting our growth strategy.”

HickoryTech’s fiber and data revenue increased 18 percent and totaled $11.1 million in the fourth quarter 2010.  The company’s equipment product line reported $13.3 million of revenue, a 17 percent increase over the same quarter one year ago.  Broadband services revenue increased 14 percent and totaled $5 million in the fourth quarter.

“While our traditional telephone business remains an important component in our strategy, we continue to transform HickoryTech into a company focused on delivering broadband and business services over our regional fiber optic network,” added Finke. “As we work toward our five-year goal to double the value of our company, we are executing a disciplined growth strategy, one that will increase shareholder value as we broaden our footprint, gain market share and strengthen our position as a leading communications provider.”

The company’s debt position as of Dec. 31, 2010 totaled $119 million, down $1.5 million from the beginning of fiscal 2010, and $3 million lower than the third quarter ended Sept. 30, 2010.

With continued investment in growth initiatives, HickoryTech reported $5.9 million of capital expenditures in the fourth quarter of 2010, and $22.9 million of capital expenditures during fiscal year 2010.  This compares to $17.9 million of capital expenditures in fiscal 2009.

Business Sector (formerly Enventis Sector, before inter-segment eliminations)
Business Sector revenue before eliminations totaled $24.5 million in the fourth quarter 2010, an increase of $3.6 million, or 17 percent, relative to the comparative quarter in 2009.  Costs and expenses including depreciation totaled $22.1 million, up 12 percent.  Business Sector net income of $1.5 million was up 91 percent from the fourth quarter of 2009.
•	Fiber and data revenue totaled $11.1 million, an increase of 18 percent compared to the fourth quarter 2009, and is primarily the result of strong sales of wholesale transport services.
•
Equipment revenue for the fourth quarter 2010 totaled $13.3 million, a 17 percent increase year over year driven by equipment sales supporting the integration of collaboration and unified communications.

•	Both Business Sector product lines experienced excellent growth in fiscal 2010, with fiber and data revenue up 43 percent and equipment revenue up 27 percent, compared to fiscal 2009.

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Telecom Sector (before inter-segment eliminations)
Telecom Sector revenue was flat year over year and totaled $17.9 million in the fourth quarter 2010.  For fiscal 2010, Telecom revenue increased $358,000, or less than 1 percent, from fiscal 2009.  Telecom results continue to be impacted by heightened competition causing local service and network access declines, offset by broadband revenue growth.  Telecom costs and expenses including depreciation totaled $15.3 million in the fourth quarter, up 3 percent relative to the fourth quarter 2009.  Annual costs and expenses were 4 percent higher in fiscal 2010 than fiscal 2009.
•
Broadband revenue increased to $5 million in fourth quarter 2010, up 14 percent compared to $4.4 million in the fourth quarter of 2009.  Business Ethernet sales contributed to the broadband growth as well as residential DSL and Digital TV services, which support a long-time trend of broadband growth.

•
Network access revenue totaled $5.4 million, down 11 percent from the comparable fourth quarter one year ago.  On an annual basis, network access revenue was down 4 percent during fiscal 2010 as compared to fiscal 2009, indicative of the trend in network access revenue over time.

•	Local service revenue of $3.8 million decreased 5 percent while local access lines declined 7 percent.
•
Telecom costs and expenses including depreciation increased in the fourth quarter and for fiscal 2010 due to costs associated with disputes with inter-exchange carriers over payment of network access fees, increased cost of employee health care, and content costs associated with digital TV services.

Consolidated results for fiscal 2010
•	Revenue for fiscal 2010 totaled $162.2 million, up 17 percent from the previous year.
•
Net Income for fiscal 2010 totaled $12.1 million, up 7 percent.  Excluding the income tax reserve releases, which added $2.7 million in fiscal 2010 and $4.4 million of net income in fiscal 2009, net income increased 37 percent over fiscal 2009.

•	Interest expense was $4.9 million, down 29 percent year over year.
•	Operating income for fiscal 2010 totaled $21 million, up 13 percent from the previous year.
•	Business Sector revenue totaled $92.2 million in fiscal 2010, up 34 percent. Fiber and data revenue grew 43 percent in fiscal 2010, and equipment and support services was up 27 percent.
•	Telecom Sector revenue totaled $70 million in fiscal 2010, down 1 percent from the previous year. Telecom Broadband services grew 11 percent year over year.

Capital Expenditures and Debt
HickoryTech reported capital expenditures of $5.9 million for the fourth quarter of 2010 and $22.9 million for the fiscal year 2010.  Fourth quarter capital expenditures in the Business Sector totaled $3.7 million and were $2.2 million in the Telecom sector.  In spite of growth initiatives requiring capital investments, the $119 million debt balance is $3 million lower as of Dec. 31, 2010 than the previous quarter, and down $1.5 million from year-end 2009, due to positive cash inflows from operations.

Future Outlook
The company provided the following metrics related to its 2011 full-year outlook:
•	Revenue is expected to range from $158 million to $164 million.
•	Net Income is expected to range from $7.4 million to $8.7 million.
•	CAPEX is expected to range from $20.5 million to $24 million (net of government grants for Broadband Stimulus Project).
•	EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) is expected to range from $41 million to $43.2 million.
•	Debt balance at Dec. 31, 2011 is expected to range from $118 million to $123 million.

“We’re very pleased with our fiscal 2010 results, our strong balance sheet and our progress with our strategic initiatives,” concluded Finke.  “We continue to grow our fiber, data and broadband services, and are investing in growth opportunities.  We remain very confident in our business plan and will continue to execute on our strategic growth plans.”

Conference Call and Webcast
HickoryTech will host a conference call and webcast on Tuesday, March 1, 2011 at 9 a.m. CT. The dial-in number for the call is 877-774-2369 (U.S. and Canada) and the participant pass code is 41593243.  A simultaneous webcast of the call and presentation will be available via our website at investor.hickorytech.com.

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About HickoryTech
HickoryTech Corporation is a leading communications provider serving business and residential customers in the upper Midwest.  With headquarters in Mankato, Minn., the corporation has 460 employees and an expanded, regional fiber network spanning more than 2,750 route miles serving Minnesota, Iowa, North Dakota and South Dakota.  Enventis provides IP-based voice and data solutions, MPLS networking, data center and managed hosted services and communication systems to businesses across a five-state region.  HickoryTech delivers broadband Internet, Digital TV, voice and data services to businesses and consumers in southern Minnesota and northwest Iowa.  Nasdaq: HTCO. For more information, visit www.hickorytech.com.

Non-GAAP Measures
To supplement the Company’s financial statements presented in accordance with GAAP, the Company provides certain non-GAAP financial measures of financial performance. These non-GAAP measures include earnings before income taxes, interest, depreciation and amortization, and net income without release of income tax reserve. The Company’s reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results.  These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance and ability to generate cash flows. In many cases non-GAAP financial measures are used by analysts and investors to evaluate the Company’s performance. Reconciliation to the nearest GAAP measure included in this press release can be found in the financial table included below.

Forward looking statement
Certain statements included in this press release that are not historical facts are "forward-looking statements." Such forward-looking statements are based on current expectations, estimates and projections about the industry in which HickoryTech operates and management's beliefs and assumptions. The forward-looking statements are subject to uncertainties. These statements are not guarantees of future performance and involve certain risks, uncertainties and probabilities. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. HickoryTech undertakes no obligation to update any of its forward-looking statements, except as required by federal securities

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Consolidated Statement of Operations
(unaudited)

	Three Months Ended December 31%			Twelve Months Ended December 31%
(Dollars in thousands, except share data)	2010	2009	Change	2010	2009	Change
Revenue:
Business Sector
Equipment	$11,500	$9,069	27%	$39,406	$27,857	41%
Support Services	1,765	2,306	-23%	8,138	9,579	-15%
Equipment	13,265	11,375	17%	47,544	37,436	27%

Fiber and Data	11,107	9,435	18%	44,685	31,247	43%
Total Business Sector	24,372	20,810	17%	92,229	68,683	34%

Telecom Sector	17,407	17,520	-1%	70,018	70,419	-1%
Total revenue	41,779	38,330	9%	162,247	139,102	17%

Costs and Expenses:
Cost of sales, excluding depreciation and amortization	9,332	8,500	10%	33,300	24,869	34%
Cost of services, excluding depreciation and amortization	15,495	14,394	8%	60,897	52,211	17%
Selling, general and administrative expenses	6,635	5,881	13%	25,060	22,260	13%
Depreciation	5,765	5,209	11%	21,665	20,176	7%
Amortization of intangibles	89	302	-71%	357	1,001	-64%
Total costs and expenses	37,316	34,286	9%	141,279	120,517	17%

Operating income	4,463	4,044	10%	20,968	18,585	13%

Interest and other income	11	50	-78%	73	105	-30%
Interest expense	(1,094)	(1,763)	-38%	(4,914)	(6,918)	-29%
Income before income taxes	3,380	2,331	45%	16,127	11,772	37%
Income taxes	1,266	907	40%	4,033	499	708%

Net income	$2,114	$1,424	48%	$12,094	$11,273	7%

Basic earnings per share	$0.16	$0.11	45%	$0.91	$0.86	6%

Basic weighted average common shares outstanding	13,289,746	13,095,628		13,233,874	13,061,266

Diluted earnings per share	$0.16	$0.11	45%	$0.91	$0.86	6%

Diluted weighted average common and equivalent shares outstanding	13,296,059	13,100,015		13,237,195	13,061,861

Dividends per share	$0.135	$0.13	4%	$0.525	$0.52	1%

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Consolidated Balance Sheet
(unaudited)

(Dollars and Share Data in Thousands)	December 31, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$73	$2,420
Receivables, net of allowance for doubtful accounts of $570 and $643	24,642	19,729
Inventories	5,205	4,752
Income taxes receivable	3,814	-
Deferred income taxes	2,008	2,423
Prepaid expenses	2,026	1,751
Other	1,030	1,039
Total current assets	38,798	32,114

Investments	4,512	4,306

Property, plant and equipment	379,433	357,607
Accumulated depreciation	(224,356)	(204,129)
Property, plant and equipment, net	155,077	153,478

Other assets:
Goodwill	27,303	27,423
Intangible assets, net	2,668	3,025
Deferred costs and other	1,830	2,137
Total other assets	31,801	32,585

Total assets	$230,188	$222,483

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Extended term payable	$8,254	$6,788
Accounts payable	2,840	2,883
Accrued expenses and other	7,929	7,792
Accrued income taxes	-	642
Deferred revenue	5,073	6,016
Financial derivative instruments	1,079	-
Current maturities of long-term obligations	4,892	620
Total current liabilities	30,067	24,741

Long-term liabilities:
Debt obligations, net of current maturities	114,067	119,871
Financial derivative instruments	-	1,908
Accrued income taxes	562	3,218
Deferred income taxes	26,868	21,895
Deferred revenue	1,397	2,095
Accrued employee benefits and deferred compensation	15,923	14,209
Total long-term liabilities	158,817	163,196

Total liabilities	188,884	187,937

Commitments and contingencies

Shareholders' equity:
Common stock, no par value, $.10 stated value
shares authorized: 100,000
Shares issued and outstanding: 13,299 in 2010 and 13,101 in 2009	1,330	1,310
Additional paid-in capital	14,328	12,975
Retained earnings	29,841	24,687
Accumulated other comprehensive (loss)	(4,195)	(4,426)
Total shareholders' equity	41,304	34,546

Total liabilities and shareholders' equity	$230,188	$222,483

The accompanying notes are an integral part of the consolidated financial statements.

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Business Sector Recap
(unaudited)

	Three Months Ended December 31%			Twelve Months Ended December 31%
(Dollars In thousands)	2010	2009	Change	2010	2009	Change
Revenue before intersegment eliminations
Equipment	$11,500	$9,069	27%	$39,406	$27,857	41%
Support Services	1,765	2,306	-23%	8,138	9,579	-15%
Equipment	13,265	11,375	17%	47,544	37,436	27%

Fiber and Data	11,107	9,435	18%	44,685	31,247	43%
Intersegment	155	111	40%	542	500	8%
	$24,527	$20,921	17%	$92,771	$69,183	34%

Total revenue before intersegment eliminations
Unaffiliated customers	$24,372	$20,810		$92,229	$68,683
Intersegment	155	111		542	500
	$24,527	$20,921		$92,771	$69,183

Cost of sales (excluding depreciation and amortization)	9,332	8,500	10%	33,300	24,869	34%
Cost of services (excluding depreciation and amortization)	7,802	6,786	15%	30,683	23,050	33%
Selling, general and administrative expenses	3,102	2,785	11%	12,612	10,224	23%
Depreciation and amortization	1,865	1,604	16%	6,170	5,413	14%
Total costs and expenses	22,101	19,675	12%	82,765	63,556	30%

Operating income	$2,426	$1,246	95%	$10,006	$5,627	78%
Net income	$1,453	$762	91%	$5,951	$3,362	77%

Capital expenditures	$3,663	$3,847	-5%	$14,464	$8,738	66%

Business Equipment Product Line
(unaudited)

	Three Months Ended December 31			Twelve Months Ended December 31
(Dollars in thousands)	2010	2009	% Change	2010	2009	% Change
Revenue before intersegment eliminations
Equipment	$11,500	$9,069	27%	$39,406	$27,857	41%
Support Services	1,765	2,306	-23%	8,138	9,579	-15%
	$13,265	$11,375	17%	$47,544	$37,436	27%

Cost of sales (excluding depreciation and amortization)	9,332	8,496	10%	33,300	24,923	34%
Cost of services (excluding depreciation and amortization)	1,879	1,817	3%	6,957	7,082	-2%
Selling, general and administrative expenses	1,113	1,046	6%	4,660	4,848	-4%
Depreciation and amortization	122	107	14%	392	414	-5%
Total costs and expenses	12,446	11,466	9%	45,309	37,267	22%

Operating income (loss)	$819	$(91)	N/A	$2,235	$169	1222%
Net income (loss)	$490	$(34)	N/A	$1,348	$122	1005%

Capital expenditures	$5	$204	-98%	$217	$528	-59%

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Business Fiber and Data Product Line
(unaudited)

	Three Months Ended December 31			Twelve Months Ended December 31
(Dollars in thousands)	2010	2009	% Change	2010	2009	% Change
Revenue before intersegment eliminations:
Services	$11,107	$9,435	18%	$44,685	$31,247	43%
Intersegment	155	111	40%	542	500	8%
	$11,262	$9,546	18%	$45,227	$31,747	42%

Cost of sales (excluding depreciation and amortization)	-	4	N/A	-	(54)	N/A
Cost of services (excluding depreciation and amortization)	5,923	4,969	19%	23,726	15,968	49%
Selling, general and administrative expenses	1,989	1,739	14%	7,952	5,376	48%
Depreciation and amortization	1,743	1,497	16%	5,778	4,999	16%
Total costs and expenses	9,655	8,209	18%	37,456	26,289	42%

Operating income	$1,607	$1,337	20%	$7,771	$5,458	42%
Net income	$963	$796	21%	$4,603	$3,240	42%

Capital expenditures	$3,658	$3,643	0%	$14,247	$8,210	74%

Telecom Sector Recap
(unaudited)

	Three Months Ended December 31%			Twelve Months Ended December 31%
(Dollars in thousands)	2010	2009	Change	2010	2009	Change
Revenue
Local Service	$3,760	$3,967	-5%	$15,288	$16,163	-5%
Network Access	5,359	5,999	-11%	23,150	24,157	-4%
Long Distance	765	861	-11%	3,185	3,791	-16%
Broadband	5,007	4,397	14%	18,832	17,028	11%
Directory	910	929	-2%	3,627	4,000	-9%
Bill Processing	1,083	872	24%	3,808	3,351	14%
Intersegment	517	373	39%	1,976	1,217	62%
Other	523	495	6%	2,128	1,929	10%
Total Telecom Revenue	$17,924	$17,893	0%	$71,994	$71,636	0%

Total Telecom revenue before intersegment eliminations
Unaffiliated Customers	$17,407	$17,520		$70,018	$70,419
Intersegment	517	373		1,976	1,217
	17,924	17,893		71,994	71,636
Costs and expenses
Cost of services, excluding depreciation and amortization	8,326	8,046	3%	32,578	30,730	6%
Selling, general and administrative expenses	2,986	2,883	4%	12,154	11,639	4%
Depreciation and amortization	3,965	3,877	2%	15,737	15,680	0%
Total costs and expenses	15,277	14,806	3%	60,469	58,049	4%

Operating income	$2,647	$3,087	-14%	$11,525	$13,587	-15%

Net income	$1,654	$1,869	-12%	$6,652	$8,068	-18%

Capital expenditures	$2,215	$2,693	-18%	$8,424	$9,068	-7%

Key Metrics
Business access lines	24,043	25,133	-4%
Residential access lines	27,199	30,197	-10%
Total access lines	51,242	55,330	-7%
Long distance customers	33,854	36,107	-6%
DSL customers	19,667	19,346	2%
Digital TV customers	10,562	9,663	9%

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Reconciliation of Non-GAAP Measures

	Three Months Ended December 31		Twelve Months Ended December 31
	2010	2009	2010	2009
(Dollars in thousands)
Reconciliation of net income to EBITDA:
Net income	$2,114	$1,424	$12,094	$11,273
Add:
Depreciation	5,765	5,209	21,665	20,176
Amortization of intangibles	89	302	357	1,001
Interest expense	1,094	1,763	4,914	6,918
Taxes	1,266	907	4,033	499
EBITDA	$10,328	$9,605	$43,063	$39,867

Reconciliation of net income to net income without release of income tax reserve:
Net income	$2,114	$1,424	$12,094	$11,273
Deduct: Income tax reserve release	-	-	2,726	4,454
Net income excluding income tax reserve release	$2,114	$1,424	$9,368	$6,819

	Year Ending
	December 31, 2011
(Dollars in thousands)	Guidance Range
Reconciliation of net income to 2011 EBITDA guidance:	Low	High
Projected net income	$7,400	$8,700
Add back:
Depreciation and amortization	23,700	23,000
Interest expense	5,900	5,400
Taxes	4,000	6,100
Projected EBITDA Guidance 1	$41,000	$43,200

1 EBITDA, a non-GAAP financial measure, is as defined in our debt agreement